JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is, and that all subsequent amendments to this statement on Schedule 13G (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of this Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning them or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that they or it knows or has reason to believe that such information is inaccurate.

Squarepoint Ops LLC
Signature: /s/ John Weitzer
Name/Title: John Weitzer, Chief Compliance Officer
Date: 4/8/2026

Squarepoint Capital LLP
Signature: /s/ John Weitzer
Name/Title: John Weitzer, Chief Compliance Officer
Date: 4/8/2026

Squarepoint Operations Private Limited
Signature: /s/ John Weitzer
Name/Title: John Weitzer, Chief Compliance Officer
Date: 4/8/2026

Squarepoint (DIFC) Limited
Signature: /s/ John Weitzer
Name/Title: John Weitzer, Chief Compliance Officer
Date: 4/8/2026

Squarepoint Master Fund Limited
Signature: /s/ John Weitzer
Name/Title: John Weitzer, Chief Compliance Officer
Date: 4/8/2026

Squarepoint Core Master Fund Limited
Signature: /s/ John Weitzer
Name/Title: John Weitzer, Chief Compliance Officer
Date: 4/8/2026